UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2009, we entered into an amendment to our Credit Agreement dated February 17, 2006, as amended, among the Company, the subsidiaries of the Company named therein, Bank of America, N.A., JPMorgan Chase Bank, N.A., Toyota Motor Credit Corporation, BMW Financial Services NA, LLC, Carolina First Bank, Comerica Bank, Fifth Third Bank, General Electric Capital Corporation, KeyBank National Association, Nissan Motor Acceptance Corporation, Sovereign Bank, SunTrust Bank, Wachovia Bank, National Association and World Omni Financial Corp. This amendment, among other things, authorized the refinancing of 4.25% Convertible Senior Subordinated Notes due 2015 and redemption of our 6.00% Senior Secured Convertible Notes due 2012 with net proceeds from Sonic Automotive, Inc.’s proposed concurrent public offerings of convertible debt securities and shares of Class A common stock. As of September 11, 2009, we had $35.0 million outstanding and $95.7 million available under the revolving credit sub-facility portion of this credit facility.

Item 8.01	Other Events.

On September 14, 2009, we issued a press release announcing proposed offerings of convertible debt securities and shares of Class A common stock. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press release of Sonic Automotive, Inc. dated September 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: September 14, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Sonic Automotive, Inc. dated September 14, 2009

4